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                                                                   Exhibit 10.25

                                  AMENDMENT TO
                       SANTA FE INTERNATIONAL CORPORATION

                   1997 LONG-TERM INCENTIVE COMPENSATION PLAN

The Santa Fe International Corporation 1997 Long-Term Incentive Plan, which was adopted effective June 1, 1997, is hereby amended effective November 17, 1998 as follows:

1. The current Section 1.3 Administration is hereby AMENDED by ADDING to the end of the section the following sentence:

     "Notwithstanding the foregoing, the Committee may delegate to any agent such duties or powers, both ministerial and discretionary with respect to the interpretation or administration of the Plan as it deems appropriate, except that the Committee shall retain exclusive authority to determine both the grant of awards under the Plan and the terms and conditions of such awards, and excepting further that any dispute arising from any such interpretation or administration shall be determined by the Committee in its sole and absolute discretion."


Dated:  November 17, 1998




By:     /s/ JOE BOYD
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        Santa Fe International Corporation